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                                                                     EXHIBIT 5.1



                                May  19, 1997



(212) 351-4000                                                     C 07329-00031

Acorn Products, Inc.
500 Dublin Avenue
Columbus, Ohio  43216-1930

                  Re: Registration Statement on Form S-1 (Reg. No. 333-25325)

Gentlemen:

                  We have examined the Registration Statement on Form S-1 (the "Registration Statement"), File No. 333-25325, of Acorn Products, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering by the Company of up to 3,737,500 newly issued shares (the "Shares") of Common Stock, par value $.001, of the Company.

                  For the purposes of the opinion set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Shares, including, among other things, upon our examination of such corporate records of the
Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.
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                                                                     EXHIBIT 5.1



Acorn Products, Inc.
May 19, 1997
Page 2



                 Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined and subject to the completion of the proceedings to be taken by the Company prior to the sale of the Shares, it is our opinion that, when the Registration Statement has become effective under the Securities Act and the shares have been issued and sold as contemplated in the Registration Statement and duly delivered, the Shares will be validly issued, fully paid and non-assessable.

                  We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                                Very truly yours,

                                                /s/ GIBSON, DUNN & CRUTCHER